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                                                                    Exhibit 4.29


                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of July 12, 2002 (this "Agreement"), is made by and between WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, in its capacity as trustee under the Indenture (as defined below) and the Collateral Documents (as defined in the Indenture) (together with its successors in such capacities, the "Trustee"), and FOOTHILL CAPITAL CORPORATION, as lender (the "Lender") under the Credit Agreement (as defined below).


                                    RECITALS

                  WHEREAS, Jacobs Entertainment, Inc. (f/k/a Gameco, Inc.), a Delaware corporation (the "Company"), has issued $125,000,000 aggregate principal amount of its 11 7/8% Senior Secured Notes due 2009 (together with any additional 11 7/8% Senior Secured Notes due 2009 of the Company issued pursuant to the Indenture including, without limitation, in exchange for outstanding Notes, the "Notes") and certain of the Company's subsidiaries have guaranteed the Notes (together with any future subsidiary guarantors, the "Guarantors" and together with the Company, the "Issuers"), in each case pursuant to an Indenture dated as of February 8, 2002 among the Issuers and the Trustee (the "Indenture"). All of the Issuers' obligations under the Notes and the other Indenture Documents (as defined below) are secured by liens on and security interests in all of the now existing and hereafter acquired real and personal property of the Issuers now or hereafter made subject to the Lien of the Indenture Documents (the "Noteholder Collateral");

                  WHEREAS, as of July 12, 2002, certain of the Issuers and the Credit Facility Secured Party (as defined below) entered into that certain Loan and Security Agreement, dated as of July 12, 2002 (the "Credit Agreement"), whereby the Credit Facility Secured Party agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, one or more Credit Parties, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Credit Agreement Collateral (as defined below) in accordance with the Credit Agreement and the collateral security documents, including deeds of trust, instruments and guaranties executed and delivered in connection therewith by the Credit Parties, and such other agreements, instruments and certificates now or hereafter entered into in connection with the Credit Agreement (the "Loan Documents");

                  WHEREAS, one of the conditions of the Credit Agreement is that the priority of the security interests in and liens on the Credit Agreement Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Credit Agreement Collateral granted to the Trustee for its benefit and for the benefit of the Holders (as hereinafter defined) pursuant to the Indenture Documents in the manner and to the extent provided for in this Agreement;

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                  WHEREAS, the Trustee and the Credit Facility Secured Party
desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Credit Agreement Collateral; and

                  WHEREAS, the terms of the Indenture permit the Issuers to enter into the Credit Agreement and, in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Agreement" means this Intercreditor Agreement.

                  "Company" has the meaning set forth in the recitals.

                  "Credit Agreement" has the meaning set forth in the recitals, as the same may be amended, restated, extended, renewed, replaced, refinanced, supplemented or otherwise modified from time to time.

                  "Credit Agreement Collateral" means the property and assets described on Schedule I annexed hereto.

                  "Credit Facility Indebtedness" means all present and future obligations, contingent or otherwise, of the Credit Parties to the Credit Facility Secured Party arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Secured Party in respect of the Credit Agreement Collateral in any Insolvency Proceeding.

                  "Credit Facility Loan Documents" means the Credit Agreement and the Loan Documents, as any or all of the same may be amended, modified, restated, extended, renewed, replaced or refinanced or supplemented or otherwise modified from time to time.

                  "Credit Facility Secured Party" means the Lender and each Person now or hereafter owning all or part of the Credit Facility Indebtedness.

                  "Credit Parties" means the Company and those subsidiaries of the Company that are a party to the Credit Facility Loan Documents.

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                  "Enforcement Action" means, with respect to any Party, (a)
commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Credit Agreement Collateral, including commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of, any Credit Agreement Collateral, or any exercise of remedies with respect to the Credit Agreement Collateral under the Indenture Documents or the Credit Facility Loan Documents; or (b) notifying any third-party account debtors with respect to Credit Agreement Collateral of any Issuer or any Credit Party or any of their respective subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

                  "Enforcement Event" means the occurrence and continuance of an Event of Default.

                  "Enforcement Event Notice" has the meaning set forth in
Section 3.2(a).

                  "Entitled Party" has the meaning set forth in Section 4.1(a).

                  "Event of Default" has the meaning set forth in the Financing Documents.

                  "Expiry Date" has the meaning set forth in Section 3.2(b).

                  "Financing Documents" means the Indenture Documents and the Credit Facility Loan Documents.

                  "Foreclosure Action" means any action to foreclose upon or enforce a Lien against any of the Credit Agreement Collateral, including (a) commencing judicial or non judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Credit Agreement Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Credit Agreement Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                  "Fully Paid" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

                  "Guarantors" has the meaning set forth in the recitals.

                  "Holders" means the registered holders of the Notes from time to time.

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                  "Indenture" has the meaning set forth in the recitals, as the same may be amended, restated, extended, renewed, replaced, refinanced, supplemented or otherwise modified from time to time.

                  "Indenture Documents" means the Indenture, the Notes, the Collateral Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by any Issuer pursuant to the Indenture or in connection therewith, as any or all of the same may be amended, restated, extended, renewed, replaced, refinanced, supplemented or otherwise modified from time to time.

                  "Insolvency Proceeding" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of any Issuer or any subsidiary of any Issuer, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Issuer or any subsidiary of an Issuer, or their respective successors or assigns.

                  "Issuers" has the meaning set forth in the recitals.

                  "Lender" has the meaning set forth in the preamble.

                  "Lien Priority" means, with respect to any Lien in and to the Credit Agreement Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

                  "Loan Documents" has the meaning set forth in the recitals.

                  "Maximum Amount" has the meaning set forth in Section 2.1(b).

                  "Noteholder Collateral" has the meaning set forth in the recitals.

                  "Party" means any signatory to this Agreement.

                  "Secured Liability" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

                  "Subordinated Lien Indebtedness" means all present and future obligations, contingent or otherwise, of the Issuers to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim iii such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Credit Agreement Collateral in any Insolvency Proceeding.

                  "Trigger Date" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered, and
(iii) the final maturity date of

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the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

                  "Trigger Event" means:

                           (a) the occurrence of an Event of Default,

                           (b) the acceleration of the maturity of the Credit
Facility Indebtedness by the Credit Facility Secured Party pursuant to the Credit Agreement, or

                           (c) the commencement of any action or proceeding by
the Credit Facility Secured Party, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Credit Facility Secured Party's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Credit Agreement Collateral, including any notification to third parties to make payment directly to the Credit Facility Secured Party or to any of its agents or other Person acting on its behalf; (ii) exercise of any right of set-off; (iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against any Issuer or any subsidiary of any Issuer to recover all or any part of the Credit Facility Indebtedness.

                  "Trustee" has the meaning set forth in the preamble.

                  Section 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Indenture. Any modifications to such definitions which adversely affect the Credit Facility Secured Party after the date hereof shall not be effective under this Agreement without the consent of the Credit Facility Secured Party.

                  Section 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."

                                  ARTICLE II.

                                 LIEN PRIORITY

                  Section 2.1 Acknowledgment of Liens; Agreement to Subordinate Liens.

                           (a)The Credit Facility Secured Party hereby
acknowledges that the Trustee has been granted Liens upon all of the Noteholder Collateral (including,

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without limitation, the Credit Agreement Collateral) pursuant to the Indenture
Documents and hereby represents and warrants to the Trustee that the Credit Facility Secured Party has not been granted any Liens upon any Noteholder Collateral other than the Credit Agreement Collateral. The Trustee hereby acknowledges that the Credit Facility Secured Party has been granted Liens upon all of the Credit Agreement Collateral pursuant to the Credit Facility Loan Documents.

                           (b) The Trustee hereby agrees that the Liens of the
Trustee for the benefit of itself and the Holders in and to the Credit Agreement Collateral are and shall be subordinate in priority to the Liens of the Credit Facility Secured Party in and to the Credit Agreement Collateral securing the Credit Facility Indebtedness up to, but not in excess of, $10,000,000 of principal Indebtedness outstanding under the Credit Agreement and, in addition thereto, related interest, fees, costs and expenses (such principal, together with such additional amounts, the "Maximum Amount"); provided that the rights of the Credit Facility Secured Party under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Credit Facility Secured Party in and to the Credit Agreement Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Credit Agreement Collateral in favor of the Credit Facility Secured Party provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness including the Credit Facility Indebtedness.

                  Section 2.2 No Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision.

                  Section 2.3 Exercise of Rights.

                           (a) For so long as the Credit Agreement is in effect,
and except as expressly set forth herein, and in all events subject to the terms hereof, the right of the Credit Facility Secured Party to exercise any rights, remedies or options with respect to all or any part of the Credit Agreement Collateral, to conduct any and all proceedings with respect to all or any part of the Credit Agreement Collateral, and to otherwise deal in or with all or any part of the Credit Agreement Collateral shall be paramount to the rights of the Trustee to do any such acts, and the Trustee shall take no action with respect to the Credit Agreement Collateral inconsistent with this Agreement or that in any way impairs the Credit Facility Secured Party's rights hereunder.

                           (b)The Trustee may exercise, and nothing herein shall
constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing, any Insolvency Proceeding; provided that the exercise of any such right by the Trustee shall be (i) subject to the Lien

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Priority and the application of proceeds of Credit Agreement Collateral under
Section 3.4, and (ii) subject to the provisions of Sections 3.1 and 3.2.

                           (c) Notwithstanding any other provision hereof, the
Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

                  Section 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of collateral contained in the Financing Documents, including any financing statements or any other reason whatsoever, the Parties agree among themselves that (i) their respective Liens in the Credit Agreement Collateral shall be governed by the Lien Priority, and
(ii) the Credit Facility Secured Party shall have no Liens (to the extent arising out of an express grant of a security interest by any Credit Party) on the Noteholder Collateral other than Credit Agreement Collateral. The agreement set forth in clauses (i) and (ii) of the immediately preceding sentence and elsewhere in this Agreement shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                 ARTICLE III.

                             ACTIONS OF THE PARTIES

                  Section 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, take any Enforcement Action.

                  Section 3.2 Standstill Period.

                           (a) If an Enforcement Event has occurred and is
continuing, the Trustee, on behalf of the Holders, will give the Credit Facility Secured Party written notice thereof (an "Enforcement Event Notice").

                           (b) The Trustee may, subject to the Lien Priority and
the application of all proceeds of the Credit Agreement Collateral in accordance with Section 3.4, take one or more Enforcement Actions so long as:

                               (i) (A) an Enforcement Event is continuing for
more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "Expiry Date"), (B) the Credit Facility Secured Party has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) no Issuer against which the Trustee's proposed Enforcement Action is to be taken is the subject of an Insolvency Proceeding; or

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                               (ii) the Credit Facility Secured Party has
commenced any Enforcement Action or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing any Enforcement Actions, (B) no Insolvency Proceeding is pending against any Issuer against which the Trustee's proposed Enforcement Action is to be taken, and (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

                           (c) Except as expressly provided for in this
Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

                           (d) Notwithstanding any other provision of this
Agreement, the Credit Facility Secured Party waives any and all rights or remedies relating to the Noteholder Collateral except the Credit Agreement Collateral.

                  Section 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to each Issuer and each Credit Party and independently of any other remedy or security (so long as such remedy or security does not conflict with the other provisions of this Agreement) such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Secured Party (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Credit Agreement Collateral provided by any Issuer or Credit Party and agrees that the Party taking such permitted Foreclosure Action may proceed against any Issuer or Credit Party, any Credit Agreement Collateral, in such order as it shall determine in its sole and absolute discretion. The Credit Facility Secured Party expressly waives the right to require the Trustee to marshal assets in its favor or to proceed against any property, assets or collateral (other than Credit Agreement Collateral) of, or provided by, any Issuer or Credit Party or any other Person (such property, assets or collateral, including, without limitation, the Noteholder Collateral but excluding the Credit Agreement Collateral, the "Other Assets") and agrees that the Trustee may proceed against any Issuer, or Credit Party or other Person or any Other Assets in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Credit Agreement Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party to conduct such sale or other disposition in a commercially reasonable manner; (b) with respect to the sale or other disposition of any other Credit Agreement Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Credit Agreement Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the

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Uniform Commercial Code) to provide to any Issuer or any Credit Party (without regard to whether any Issuer or any Credit Party has waived its entitlement to receive such notice); and (d) the Credit Facility Secured Party agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party thereupon promptly shall cease all further Foreclosure Actions.

                  Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Credit Agreement Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

                           (a) First:

                               (i) if the Foreclosure Action is taken by the
Credit Facility Secured Party, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Secured Party incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Credit Facility Secured Party in connection therewith;

                               (ii) if the Foreclosure Action is taken and
entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

                           (b) Second, to the Credit Facility Secured Party,
until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and
(ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

                           (c) Third, to the Trustee, until all Subordinated
Lien Indebtedness is Fully Paid; and

                           (d) Fourth, to the Credit Facility Secured Party
until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.

                  Section 3.5 Notice of Certain Events. Each Party agrees that it will notify the other Party, in writing, if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of actual notice of any such occurrence. The Trustee agrees that it will provide the Credit Facility Secured Party written notice at least 15 days prior to exercising any remedies with respect to any portion of the Credit Agreement Collateral. The Credit Facility Secured Party will provide the Trustee with such advance written notice as is reasonably practicable under the circumstances prior to exercising any remedies with respect to any portion of the Credit Agreement Collateral. Notwithstanding the foregoing, (a) the Credit Facility

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Secured Party shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Secured Party act immediately in order to preserve, protect, or obtain possession or control over the Credit Agreement Collateral or any portion thereof or such notice is not reasonably practicable in the circumstances; provided that if the Credit Facility Secured Party does not provide any advance written notice prior to exercising any remedies with respect to any portion of the Credit Agreement Collateral, the Credit Facility Secured Party agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Secured Party first exercising any of its secured creditor remedies with respect to the Credit Agreement Collateral; and (b) no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

                                  ARTICLE IV.

                           ENFORCEMENT OF PRIORITIES

                  Section 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

                           (a) All payments or distributions of or with respect
to the Credit Agreement Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "Entitled Party") in accordance with the provisions of Section 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents. In the event the Credit Agreement Secured Party receives any payments or distributions of, or with respect to, any Noteholder Collateral (other than Credit Agreement Collateral), the Credit Agreement Secured Party shall segregate such payments or distributions from other funds and property held by the Credit Agreement Secured Party and such payments or distributions shall be held in trust for the Trustee and the Credit Agreement Secured Party shall forthwith pay over such payments or distributions to the Trustee in the same form as so received (with any necessary endorsement) to be applied or held as collateral in accordance with the provisions of the Indenture Documents.

                           (b) After the earlier of (i) the date on which all
Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that (x) the Credit Facility Secured Party shall not be required to pay over any payment or distribution, execute any instruments or documents,

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or take any other action referred to in this Section 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Secured Party may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Credit Facility Secured Party shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

                           (c) Each Party is hereby authorized to demand
specific performance of this Agreement, whether or not any Issuer or Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                           (d) This Agreement shall continue to be effective or
be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of any Issuer or any Credit Party or otherwise, all as though such payment had not been made.

                  Section 4.2 Perfection of Possessory Security Interests.

                           (a) For the limited purpose of perfecting the
security interests of the Parties in those types or items of Credit Agreement Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Credit Agreement Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Credit Agreement Collateral agrees that if it elects to relinquish possession or control of such item of Credit Agreement Collateral it shall deliver possession or control thereof to the other Party; provided that neither Party shall be required to deliver any such item of Credit Agreement Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Credit Agreement Collateral in any court of competent jurisdiction.

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

                           (b) In the event the Credit Agreement Secured Party
receives any items or types of Noteholder Collateral (other than Credit Agreement Collateral) in which a security interest may only be perfected by possession or control, the Trustee hereby appoints the Credit Agreement Secured Party as its representative for the limited purposes of possessing or controlling on its behalf to perfect the Trustee's security interest therein, any such Noteholder Collateral that may come into the possession or control of the Credit Agreement Secured Party from time to time and the Credit Agreement Secured Party agrees (i) to act as the Trustee's representative for such limited purpose of perfecting the Trustee's security interest by possession or control through a representative and (ii) to forthwith notify the Trustee, in writing, of its receipt, possession or control of such Noteholder Collateral and deliver possessions or relinquish control thereof to, or in favor of, the Trustee.

                  Section 4.3 Control of Dispositions of Credit Agreement Collateral and Effect Thereof on Junior Liens.

                           (a) Each Party hereby agrees that any collection,
sale, or other disposition of Credit Agreement Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Credit Facility Secured Party or any sale or other disposition of Credit Agreement Collateral at the request of a Credit Party shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Credit Agreement Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with Section 3.4 or otherwise in accordance with the terms of the Credit Facility Loan Documents and the Indenture Documents).

                           (b) To the extent reasonably requested by the Credit
Facility Secured Party, the Trustee will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Credit Agreement Collateral, as provided in Section 4.3(a), by the Credit Facility Secured Party therein free and clear of the Trustee's Lien.

                  Section 4.4 Insurance and Condemnation. Until the earlier to occur of (i) the date on which all Credit Facility Indebtedness is Fully Paid and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, (a) the Trustee agrees that the Credit Facility Secured Party shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Credit Agreement Collateral and to exercise the rights provided in any security instrument to waive or amend insurance requirements or to give consent relating to the application of any proceeds of insurance, including, without limitation, consents relating to restoration of Credit Agreement Collateral following a casualty and (b) all proceeds of insurance and proceeds of any condemnation or similar proceeding payable in respect of all or any part of the Credit Agreement Collateral shall be paid to the Credit Facility Secured Party for application pursuant to the Credit Facility Loan Documents. If the Credit Facility Secured Party allows any portion of any proceeds of any insurance, condemnation or similar award with respect to any Credit Agreement Collateral to be used by a Credit Party to repair or replace the Credit Agreement Collateral affected, the Trustee agrees to take promptly all action reasonably requested by the Credit Facility Secured Party to permit such use.

                                  ARTICLE V.

                                 MISCELLANEOUS

                  Section 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Secured Party pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of the date on which (a) all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

                  Section 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.

                  Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

                           (a) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that this Section 5.3(a) shall not apply to, and the Trustee's Liens on the Credit Agreement Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Secured Party's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

                           (b) any exchange, release, non-enforcement or
non-perfection of any Party's Liens with respect to any Credit Agreement Collateral or Noteholder Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

                           (c) any failure by any Party to marshal assets in
favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

                  Section 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 5.5 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

                           Wells Fargo Bank Minnesota, National Association 213 Court Street - Suite 902
                           Middletown, CT  06457
                           Telephone: (860) 704-6216
                           Facsimile: (860) 704-6219
                           Attention: Corporate Trust Services

and if to the Credit Facility Secured Party, mailed, sent by facsimile or delivered to it at the following address:

                           Foothill Capital Corporation
                           2450 Colorado Avenue
                           Suite 3000 West
                           Santa Monica, CA  90404
                           Facsimile: (310) 453-7442
                           Attention: Structured Finance Group

with copies to the Issuers and the Credit Parties, if applicable, mailed, sent by facsimile or delivered to them at the following address:

                           c/o Jacobs Entertainment, Inc. (f/k/a Gameco, Inc.) 240 Main Street
                           Black Hawk, CO  80422
                           Facsimile: (216) 861-6315
                           Attention: President

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
Section 5.5. All such demands, notices and other communications shall be effective: (a) if mailed, two business days after deposit in the mails, postage prepaid; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by other means, when delivered.

                  Section 5.6 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 5.7 Termination of Agreement. This Agreement shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being Fully Paid; provided that the obligations of the Parties under Sections 4.1, 4.2 and
5.2 shall survive this Agreement.

                  Section 5.8 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

                  Section 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Secured Party and the Holders). No other Person (including either Issuer, any Subsidiary Guarantor or, any subsidiary or affiliate of the Issuers) shall be deemed to be a third party, beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

                  Section 5.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  Section 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

                  Section 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). Neither the Trustee nor the Credit Facility Secured Party shall have any duties, obligations or responsibilities to the other Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Issuers expressly agree that as between them and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, each of the Trustee and the Credit Facility Secured Party may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee or the Credit Facility Secured Party, as applicable, to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Trustee, of the Issuers or of the Credit Facility Secured Party, as applicable; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to the Credit Facility Secured Party or the Trustee, as applicable, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

                  Section 5.14 Gaming Laws.

                           (a) The Trustee and the Credit Facility Secured Party
acknowledge, understand and agree that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement with respect to the Credit Agreement Collateral subject to the Gaming Laws.

                           (b) If any consent under the Gaming Laws is required
in connection with the taking of any of the actions which may be taken by either the Trustee, or the Credit Facility Secured Party in the exercise of their rights hereunder, then each agrees to use its best efforts to secure such consent and to cooperate with the other party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee or the Credit Facility Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Laws.

                  Section 5.15 Representations and Warranties.

                           (a) The Credit Facility Secured Party hereby
represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Credit Facility Secured Party enforceable in accordance with its terms.

                           (b) The Trustee hereby represents and warrants that
this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.

                                                  CREDIT FACILITY SECURED PARTY:

                                                  FOOTHILL CAPITAL CORPORATION

                                                  By: /s/ Stephen Schwartz
                                                     ---------------------------
                                                     Name: Stephen Schwartz
                                                     Title: S.V.P.


                                                  TRUSTEE:

                                                  WELLS FARGO BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION

                                                  By: /s/ Robert L. Reynolds
                                                     ---------------------------
                                                  Name: Robert L. Reynolds
                                                  Title: Vice President

                                 ACKNOWLEDGMENT

                  Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.

Dated as of July 12, 2002.

                           JACOBS ENTERTAINMENT, INC.,
                           a Delaware corporation

                           By: /s/ Stephen R. Roark
                              ------------------------
                                Stephen R. Roark
                                Chief Financial Officer and President of Casino Operations

                           BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. a Colorado corporation.

                           By: /s/ Stephen R. Roark
                              ------------------------
                                  Stephen R. Roark,
                                  President


                           GILPIN VENTURES, INC.
                           a Colorado corporation

                           By: /s/ Stephen R. Roark
                              -----------------------
                                  Stephen R. Roark,
                                  President

                           GILPIN HOTEL VENTURE
                           a Colorado partnership

                           By:  BLACK HAWK GAMING &
                                DEVELOPMENT COMPANY, INC,
                                a Colorado corporation,
                                Its Joint Venture Partner

                                By: /s/ Stephen R. Roark
                                   ----------------------------
                                        Stephen R. Roark,
                                        President

                           By:  GILPIN VENTURES, INC.,
                                a Colorado corporation,
                                Its Joint Venture Partner

                                By: /s/ Stephen R. Roark
                                   ----------------------------
                                        Stephen R. Roark,
                                        President

                           BLACK HAWK/JACOBS ENTERTAINMENT LLC
                           a Colorado limited liability company


                           By:  BLACK HAWK GAMING & DEVELOPMENT
                                COMPANY, INC.,
                                a Colorado corporation,
                                Its Manager

                                By: /s/ Stephen R. Roark
                                   ----------------------------
                                        Stephen R. Roark,
                                        President

                           DIVERSIFIED OPPORTUNITIES LTD.
                           an Ohio Limited Liability Company

                           By:  JACOBS ENTERTAINMENT, INC.,
                                a Delaware corporation,
                                Its Manager

                                By: /s/ Stephen R. Roark
                                   ----------------------------
                                        Stephen R. Roark,
                                        Chief Financial Officer

                           GOLD DUST WEST CASINO, INC.
                           a Nevada corporation

                           By: /s/ Stephen R. Roark
                              ----------------------------------
                           Name: Stephen R. Roark
                           Title: Vice President

                           JALOU L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           HOUMA TRUCK PLAZA & CASINO, L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           JALOU-CASH's L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           RACELAND TRUCK PLAZA AND CASINO, L.L.C.
                           a Louisiana limited liability company

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           JALOU II INC.
                           a Louisiana corporation

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           WINNER'S CHOICE CASINO,INC.
                           a Louisiana corporation

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           JACE, INC.
                           a Louisiana corporation

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           COLONIAL HOLDINGS,INC.
                           a Louisiana corporation

                           By: /s/ Ian M. Stewart
                              ----------------------------------
                              Ian M. Stewart
                              President

                           COLONIAL DOWNS, L.P.
                           a Virginia limited partnership

                           By:  STANSLEY RACING CORP.,
                                a Virginia corporation,
                                Its general partner

                                By: /s/ Ian M. Stewart
                                   -----------------------------
                                        Ian M. Stewart
                                        President

                           STANSLEY RACING CORP.
                           a Virginia corporation

                           By: /s/ Ian M. Stewart
                              -----------------------------
                              Ian M. Stewart
                              President

                                   SCHEDULE I

                          CREDIT AGREEMENT COLLATERAL

                  Section 1. "Collateral" or "Credit Agreement Collateral" means all of the Black Hawk/Gilpin Entities' (as hereafter defined) right, title and interest in, to and under the following property, whether now existing or hereafter arising or acquired from time to time (collectively, the "Collateral"; the following capitalized terms have the meaning set forth in Section 2 of this
Schedule 1.2):

                          1. Owned Premises;

                          2. Leased Premises;

                          3. Leases;

                          4. Rents and other income, issues and profits derived
                             from items 1-3, inclusive, above;

                          5. Equipment; and

                          6. Proceeds.

                  Section 2. Definitions. As used in this Schedule 1-2, the following terms shall have the following meanings. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as defined below). Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Alteration" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature of or to the Leased Premises or Owned Premises.

                  "Black Hawk" shall mean Black Hawk Gaming & Development, Inc., a Colorado corporation.

                  "Black Hawk/Gilpin Entities" shall mean, collectively, Black Hawk, Black Hawk/Jacobs and Gilpin.

                  "Black Hawk/Jacobs" shall mean Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company.

                  "Credit Agreement" shall mean that certain Loan and Security Agreement between and among Lender and Jacobs Entertainment, Inc., a Delaware corporation, and the Black Hawk/Gilpin Entities, as Borrowers.

                   "Equipment" shall mean all "equipment", as such term is defined in the UCC, now owned or hereafter acquired by any Black Hawk/Gilpin Entity, wherever located and, in any event, including all such Black Hawk/Gilpin Entity's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, gaming machines and devices, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "Fixture" shall mean (1) all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Owned Land or any other Improvement or used in connection with the use and enjoyment of the Owned Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Owned Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, gaming machines or devices, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof and (2) all of the Black Hawk/Gilpin Entities' estate, right, title and interest in, to and under all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Leased Land or any other Improvement or used in connection with the use and enjoyment of the Leased Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Leased Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, gaming machines or devices, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof to the extent of the Black Hawk/Gilpin Entities' estate, right, title and interest therein.

                  "Gilpin" shall mean Gilpin Hotel Venture, a Colorado joint venture.

                  "Governmental Authority" shall mean any federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Black Hawk/Gilpin Entities or the Credit Agreement Collateral or any portion thereof.

                  "Improvements" shall mean (1) all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Owned Land including, without limitation, (i) all Fixtures of the type described in clause (1) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Owned Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Owned Land and to be part of the improvements immediately upon their incorporation therein; and (2) all of the Black Hawk/Gilpin Entities' estate, right, title and interest in, to and under all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Leased Land including, without limitation, (i) all Fixtures of the type described in clause (2) of the definition thereof, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Leased Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Leased Land and to be part of the improvements immediately upon their incorporation therein.

                  "Landlord" shall mean any landlord, sublandlord, lessor, sublessor franchisor, licensor or grantor, as applicable.

                  "Leased Land" shall mean, in the case of Gilpin, the land described in Schedule A annexed hereto as Parcels 1, 2, 3, 4, 5 and 7 and any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Leases or belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way be demised under the Mortgaged Leases or belong, relate or be appurtenant thereto.

                  "Leased Premises" shall mean, collectively, (1) the lessee's interest and estate in the Mortgaged Leases and all recorded or unrecorded extensions, amendments, supplements and restatements thereof, and (2) all right, title and interest of the lessee under the Mortgaged Leases in and to (i) the Leased Land and (ii) Improvements of the type described in clause (2) of the definition thereof.

                  "Leases" shall mean, collectively, any and all interests of the Black Hawk/Gilpin Entities, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy, rental, access or concession agreements and any other agreements pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of the Credit Agreement Collateral, in each case whether now existing or hereafter entered, into, whether or not of record, relating in any manner to the Owned Premises or the Leased Premises or the use or occupancy thereof and any and all amendments, modifications, supplements, replacements, extensions, renewals and/or guarantees, if any thereof, whether now in effect or hereafter coming into effect.

                  "Mortgaged Leases" shall mean the leases described on Schedule B attached hereto.

                  "Net Loss Proceeds" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

                  "Owned Premises" shall mean, collectively, (i) the Owned Land and (ii) Improvements of the type described in clause (1) of the definition thereof described.

                  "Owned Land" shall mean (i) in the case of Black Hawk, the land described in Schedule A annexed hereto as Parcels 1, 2, 3, 4 and 5 and (ii) in the case of Black Hawk/Jacobs, the land described in Schedule A annexed hereto as Parcel 6, in each case together with Black Hawk's or Black Hawk/Jacobs's, as the case may be, reversionary rights therein and all of the Black Hawk/Gilpin Entities' rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes licenses, covenants, conditions, restrictions, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

                  "Person" shall have the meaning assigned to such term in the Indenture as in effect on the date hereof.

                  "Premises" shall mean, collectively, the Owned Premises and the Leased Premises.

                  "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include, without limitation, all (i) proceeds of the conversion, voluntary or involuntary, of any of the Credit Agreement Collateral or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person, other than the Black Hawk/Gilpin Entities or any Subsidiary thereof, that is not a party to the Financing Documents), indemnity, warranty, guaranty or claim payable to the Lender, the Indenture Trustee or to the Black Hawk/Gilpin Entities from time to time with respect to any of the Credit Agreement Collateral including, without limitation, all Net Loss Proceeds relating thereto, (iii) payments (in any form whatsoever) made or due and payable to the Black Hawk/Gilpin Entities from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Credit Agreement Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Proceeds relating thereto, (iv) products of the Credit Agreement Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Credit Agreement Collateral.

                  "Rents" shall mean, collectively, any and all rents, additional rents, royalties, issues, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Black Hawk/Gilpin Entities under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a lease.

                  "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                  "UCC" means, generally, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that solely for the purposes of the provisions hereof relating to the attachment, perfection or priority of Lender's security interest in any Collateral and for purposes of definitions relating to such provisions,
(a) subject to clause (b) below, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in the State of Colorado and (b) in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction.

                      Schedule A to Collateral Description

                 Legal Description of Real Property (by Parcel)

PARCEL 1:

LOTS 2, 3, 4 AND THE WESTERLY 30 FEET OF LOT 5, BLOCK 37,

CITY OF BLACK HAWK,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID LOTS CONVEYED TO GILPIN GOLD, INC., A COLORADO CORPORATION AND BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID LOTS CONVEYED TO BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138, COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 2:

A PARCEL OF GROUND IN THE CITY OF BLACK HAWK, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH LIES N. 48(degree)06' W., 10 FEET FROM THE SOUTHEAST CORNER OF LOT 6, BLOCK 40, CITY OF BLACK HAWK; THENCE N. 43(degree)33' E.,
100.05 FEET; THENCE S. 48(degree)06' E., 10 FEET; THENCE N. 43(degree)33' E.,
48.12 FEET; THENCE S. 51(degree)34' E., 93.30 FEET; THENCE S. 38(degree)29'
W., 152.36 FEET; THENCE N. 57(degree)59' W., 10 FEET; THENCE N. 48(degree)06' W., 106.66 FEET TO THE PLACE OF BEGINNING, SOMETIMES DESCRIBED AS THE EAST 10 FEET OF LOT 6, BLOCK 40, PART OF MILL SITE NO. 29 AND THE WEST 10 FEET OF MILL SITE NO. 30 AND TRACT,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID PARCEL CONVEYED TO GILPIN GOLD, INC., A COLORADO CORPORATION AND BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA

MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

TOGETHER WITH THAT PORTION OF MAIN STREET ADJOINING SAID PARCEL CONVEYED TO BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC. FKA MOUNTAIN CASINO PROPERTIES BY PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

EXCEPTING THEREFROM THOSE PORTIONS OF MILL SITE 29 GRANTED TO THE COUNTY OF GILPIN BY INSTRUMENTS RECORDED NOVEMBER 6, 1939, IN BOOK 214 AT PAGE 69, AND APRIL 8, 1940, IN BOOK 214 AT PAGE 225,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 160,

AND EXCEPT ANY PORTION CONVEYED TO BLACK HAWK/JACOBS ENTERTAINMENT, LLC BY QUIT CLAIM DEED RECORDED MARCH 24, 1997, IN BOOK 617 AT PAGE 192,

AND EXCEPT ANY PORTION CONVEYED TO THE COLORADO CENTRAL RAILROAD COMPANY BY DEED RECORDED IN BOOK 72 AT PAGE 363,

AND EXCEPT THOSE PORTIONS OF MILL SITE 29 GRANTED TO THE COUNTY OF GILPIN BY INSTRUMENTS RECORDED NOVEMBER 6, 1939, IN BOOK 214 AT PAGE 69 AND APRIL 8, 1940, IN BOOK 214 AT PAGE 225,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 3:

THE EAST 15 FEET OF LOT 11,

ALL OF LOT 12, BLOCK 35, AND

ALL OF LOT 1, BLOCK 37,

CITY OF BLACK HAWK,

TOGETHER WITH AND SUBJECT TO PERPETUAL EASEMENT RECORDED APRIL 15, 1997, IN BOOK 618 AT PAGE 295, AND

TOGETHER WITH AND SUBJECT TO ANY PORTION CONVEYED TO BLACK HAWK GAMING &, DEVELOPMENT COMPANY, INC., A COLORADO CORPORATION AND GILPIN HOTEL VENTURE, A COLORADO JOINT VENTURE BY EASEMENT, BOUNDARY AND REAL ESTATE CONVEYANCE AGREEMENT RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 428.

EXCEPT ANY PORTION CONTAINED IN DEED RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 424,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO 101 MAIN STREET LIMITED LIABILITY COMPANY BY AGREEMENT RECORDED MARCH 8, 1994, IN BOOK 560 AT PAGE 428.

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 4:

THAT PORTION OF THE NINETY NINE (99) LODE A MINING CLAIM, SAID 99 LODE AS DESCRIBED IN QUIT CLAIM DEED RECORDED DECEMBER 13, 1899, IN BOOK 150 AT PAGE 317, THAT LIES WITHIN THE BOUNDARIES OF PARCELS 1, 2, 3 AND 5, SHOWN HEREIN,

CITY OF BLACK HAWK,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 5:

THAT PART OF MILL SITE #30, CITY OF BLACK HAWK, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEASTERLY CORNER OF MILL SITE 30 AT THE BEND POINT ON
MAIN STREET; THENCE N. 35 (degree) 41' E., 12.0 FEET BETWEEN MILL SITES 30 AND 31, TO THE POINT OF BEGINNING; THENCE N. 35 (degree) 41' E., 103.61 FEET BETWEEN MILL SITES 30 AND 31 TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF HIGHWAY #119; THENCE N. 51 (degree) 34' W., 486.91 FEET ALONG THE HIGHWAY RIGHT OF WAY; THENCE
S. 38 (degree) 29' W., 152.36 FEET MORE OR LESS FROM A BEND POINT; THENCE S. 57 (degree) 59' E., 264.08 FEET

ALONG MAIN STREET; THENCE S. 56 (degree) 24' E., 230.29 FEET, MORE OR LESS, TO THE POINT OF BEGINNING;

EXCEPT ANY PORTION THEREOF LYING WITHIN TRACT DESCRIBED IN BOOK 170 AT PAGE 225, SOMETIMES REFERRED TO AS THE WEST 10 FEET OF MILL SITE #30;

AND EXCEPT ANY PORTION THEREOF LYING WITHIN TRACT DESCRIBED IN BOOK 195 AT PAGE 527;

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT, RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 145,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK IN PROPERTY LINE AGREEMENT RECORDED FEBRUARY 26, 1996, IN BOOK 595 AT PAGE 183,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 138,

AND EXCEPT ANY PORTION CONVEYED TO CITY OF BLACK HAWK BY QUIT CLAIM DEED RECORDED APRIL 10, 1996, IN BOOK 597 AT PAGE 160,

AND EXCEPT ANY PORTION CONVEYED TO BLACK HAWK/JACOBS ENTERTAINMENT, LLC BY QUIT CLAIM DEED RECORDED MARCH 24, 1997, IN BOOK 617 AT PAGE 192,

AND EXCEPT ANY PORTION CONVEYED TO THE COLORADO CENTRAL RAILROAD COMPANY BY DEED RECORDED IN BOOK 72 AT PAGE 363,

COUNTY OF GILPIN, STATE OF COLORADO.

PARCEL 6:

A TRACT OF LAND SITUATED IN MILL SITES 30, 31, 32 AND 34, IN THE CITY OF BLACK HAWK. SITUATED IN THE SOUTH OF SECTION 7, TOWNSHIP 3 SOUTH, RANGE 72 WEST OF THE 6TH P.M., AND IN BLACK HAWK/JACOBS SUBDIVISION FILING NO. 1 MINOR SUBDIVISION PLAT, RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 44, AND THE 1ST AMENDMENT RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 45, AND THE SECOND AMENDMENT RECORDED OCTOBER 9,1998, IN BOOK 653 AT PAGE 46,

GILPIN COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT WHICH BEARS S. 66 (degree) 30'08" E., A DISTANCE OF 2923.98 FEET FROM THE W 1/4 CORNER OF SAID SECTION 7, ALSO BEING

CORNER #21 OF THE SECURITY PLACER MINERAL SURVEY NO. 5864 AND SITUATED ON THE NORTHEASTERLY RIGHT-OF-WAY OF MAIN STREET AS SHOWN ON A.D.G. ENGINEERING INC. REALIGNMENT MAPS FOR THE CITY OF BLACK HAWK; THENCE ALONG THE SAID NORTHEASTERLY RIGHT-OF-WAY THE FOLLOWING ELEVEN (11) COURSES:

N. 39 (degree) 01'53" W., A DISTANCE OF 241.62 FEET TO A POINT;
N. 35 (degree) 04'41" W., A DISTANCE OF 58.02 FEET TO A POINT;
N. 43 (degree) 11'28" W., A DISTANCE OF 55.15 FEET TO A POINT;
N. 48 (degree) 17'59" W., A DISTANCE OF 28.82 FEET TO A POINT;
N. 60 (degree) 47'16" W., A DISTANCE OF 211.15 FEET TO A POINT;
N. 35 (degree) 40'25" E., A DISTANCE OF 3.31 FEET TO A POINT;
N. 61 (degree) 49'18" W., A DISTANCE OF 53.33 FEET TO A POINT;
N. 57 (degree) 09'32" W., A DISTANCE OF 94.26 FEET TO A POINT;
N. 52 (degree) 54'00" W., A DISTANCE OF 78.00 FEET TO A POINT;
N. 57 (degree) 25'53" W., A DISTANCE OF 76.00 FEET TO A POINT;
N. 60 (degree) 09'14" W., A DISTANCE OF 73.21 FEET TO A POINT;
THENCE DEPARTING SAID RIGHT-OF-WAY N. 32 (degree) 45'26" E., A DISTANCE OF
117.52 FEET TO A POINT ON THE PROPOSED SOUTHWESTERLY RIGHT-OF-WAY OF COLORADO HIGHWAY #119;THENCE ALONG SAID PROPOSED RIGHT-OF-WAY THE FOLLOWING FOUR (4) COURSES;
S. 51 (degree) 35'41" E., A DISTANCE OF 834.94 FEET TO A POINT;
N. 50 (degree) 56'24" E., A DISTANCE OF 9.11 FEET TO A POINT;
S. 39 (degree) 03'36" E., A DISTANCE OF 40.98 FEET TO A POINT;
S. 51 (degree) 35'41" E., A DISTANCE OF 34.03 FEET TO A POINT;
THENCE ON A CURVE TO THE LEFT CONTAINING A CENTRAL ANGLE OF 6 (degree) 51'22",
A RADIUS OF 1403.00 FEET, AN ARC LENGTH OF 167.89 FEET, A CHORD BEARING OF S.
55 (degree) 01'22" E., A CHORD DISTANCE OF 167.79 FEET TO A POINT;
THENCE CONTINUING ALONG SAID RIGHT-OF-WAY S. 66 (degree) 16'40" E., A DISTANCE OF 93.28 FEET TO A POINT;
THENCE S. 23 (degree) 43'20" W., A DISTANCE OF 9.66 FEET TO A POINT OF CURVATURE; THENCE ON A NON TANGENT CURVE TO THE LEFT CONTAINING A CENTRAL ANGLE OF 6 (degree) 28'03", A RADIUS OF 1403.00 FEET, AN ARC LENGTH OF 158.37 FEET, A CHORD BEARING OF S. 65 (degree) 30'54" E., A CHORD DISTANCE OF 158.29 FEET TO A POINT; THENCE DEPARTING SAID PROPOSED RIGHT-OF-WAY S. 22 (degree) 25'26" W., A DISTANCE OF 4.35 FEET TO A POINT;
THENCE N. 69 (degree) 00'00" W., A DISTANCE OF 50.12 FEET TO A POINT;
THENCE N. 67 (degree) 30'00" W., A DISTANCE OF 30.14 FEET TO A POINT;
THENCE S. 18 (degree) 59'09" W., A DISTANCE OF 75.65 FEET TO A POINT ON THE AFOREMENTIONED RIGHT-OF-WAY OF MAIN STREET;
THENCE ALONG SAID RIGHT-OF-WAY OF MAIN STREET THE FOLLOWING FOUR (4) COURSES: N. 71 (degree) 00'51" W., A DISTANCE OF 34.52 FEET TO A POINT;

N. 69 (degree) 35'02" W., A DISTANCE OF 52.24 FEET TO A POINT;
N. 71 (degree) 47'03" W., A DISTANCE OF 35.89 FEET TO A POINT;
N. 66 (degree) 13'42" W., A DISTANCE OF 197.56 FEET TO THE POINT OF BEGINNING, COUNTY OF GILPIN, STATE OF COLORADO

PARCEL 7:

THE THIRD FLOOR OF A THREE LEVEL PARKING GARAGE LOCATED ON LOT 1A AS SHOWN ON THAT CERTAIN BLACK HAWK/JACOBS SUBDIVISION, FILING NO. 1 2ND AMENDED, A MINOR SUBDIVISION PLAT, RECORDED OCTOBER 9, 1998, IN BOOK 653 AT PAGE 46, IN THE OFFICE OF THE CLERK AND RECORDER OF GILPIN COUNTY, COLORADO TOGETHER WITH RAMP ACCESS SERVING ONLY SAID THIRD FLOOR,

COUNTY OF GILPIN, STATE OF COLORADO.